Cumulus Media Announces Exchange Offer and Consent Solicitation Relating to 6.750% Senior Secured First-Lien Notes due 2026

ATLANTA, GA — February 27, 2024 – Cumulus Media Inc. (NASDAQ: CMLS) (the "Company" or “Cumulus”) today announced that its subsidiary, Cumulus Media New Holdings Inc. (the "Issuer"), has commenced an offer to exchange (the "Exchange Offer") any and all of the Issuer’s outstanding 6.750% Senior Secured First-Lien Notes due 2026 (the "Old Notes") for new 8.750% Senior Secured First-Lien Notes due 2029 ("New Notes") to be issued by the Issuer, upon the terms of and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated February 27, 2024 (the "Offering Memorandum"). All capitalized terms not defined herein are defined in the Offering Memorandum, unless otherwise noted.

The table below summarizes the principal economic terms of the Exchange Offer:

		Consideration per $1,000 Principal Amount of Old Notes Tendered
Old Notes CUSIP Number or ISIN	Principal Amount of Old Notes Outstanding	Total Consideration if Tendered Prior to the Early Deadline(1)	Late Consideration if Tendered After the Early Deadline
23110AAA4 U1269CAA2 US23110AAA43 USU1269CAA28	$346,245,000	$800.00 principal amount of New Notes	$770.00 principal amount of New Notes

(1)    Includes the Early Tender Premium (as defined below).

The New Notes will mature on March 15, 2029 and will be fully and unconditionally guaranteed on a senior secured basis on the same basis and by the same guarantors that guarantee the Old Term Loans (as defined below) and the Old Notes. The New Notes and related guarantees will be secured by substantially all of the Issuer’s and the guarantors’ assets, including (i) a first-priority lien on the Term Loan Priority Collateral and (ii) a second-priority lien on the ABL Priority Collateral, subject to permitted liens and certain exceptions described in the Offering Memorandum, which assets will also secure the New Term Loans (as defined below) and the Company’s existing revolving credit facility, and will not secure the Old Notes (assuming the Total Collateral Release Requisite Consents (as defined below) are obtained). The ABL Priority Collateral includes substantially all of the Issuer’s and the guarantors’ present and future assets which secure their obligations under the ABL Credit Agreement on a first lien basis, including accounts receivable, bank accounts (and funds on deposit therein) and other related assets and all proceeds thereof, subject to permitted liens and certain exceptions. The Term Loan Priority Collateral includes substantially all of the tangible and intangible assets of the Issuer and the guarantors (other than the ABL Priority Collateral), including pledges of all capital stock of the Issuer and the Issuer’s wholly-owned material restricted subsidiaries or of any of the guarantors.

In addition, the New Notes will be either:

(i)guaranteed by the Additional Specified Subsidiary Guarantees and secured by the Additional Specified Subsidiary Collateral, in accordance with the lien priority set forth in the immediately preceding sentence in the event (x) the Proposed Amendments (as defined below) are adopted and (y) the Term Loan Exchange Offer (as defined below) is consummated (in which case the New Term Loans and the ABL Revolver will also have the benefit of the Additional Specified Subsidiary Guarantees and the Additional Specified Subsidiary Collateral); or

(ii)secured by a first-priority pledge of equity of the Operating Specified Subsidiaries in favor of the New Notes (the "Operating Specified Subsidiary Equity Pledge") in the event (x) the Proposed Amendments are not adopted or (y) the Term Loan Exchange Offer is not consummated.
In either case, the Old Notes and the Old Term Loans will not have the benefit of the Additional Specified Subsidiary Guarantees, the Additional Specified Subsidiary Collateral and/or the Operating Specified Subsidiary Equity Pledge, as applicable.

Holders that validly tender and do not validly withdraw their Old Notes at or prior to 5:00 p.m., New York City time, on March 11, 2024 (the "Early Tender Time") will be eligible to receive $800.00 principal amount of New Notes per $1,000 principal amount of Old Notes tendered (the "Total Consideration"), which includes an early tender premium of $30.00 in principal amount of New Notes per $1,000 principal amount of Old Notes tendered (the "Early Tender Premium"). Holders that validly tender and do not validly withdraw their Old Notes after the Early Tender Time and at or prior to the Expiration Time will not be eligible to receive the Early Tender Premium and will only be eligible to receive $770.00 principal amount of New Notes. The Issuer will pay accrued and unpaid interest to, but excluding, the Settlement Date, which is as soon as practicable after the Expiration Time, in cash, to holders of Old Notes accepted for exchange pursuant to the Exchange Offer.

In conjunction with the Exchange Offer, the Issuer is also soliciting consents (the "Consent Solicitation") to amend certain provisions in the Old Notes Indenture (the "Proposed Amendments"). If consents from holders representing at least 50.1% of the Old Notes (the "Majority Noteholder Consents") are received, the Proposed Amendments would eliminate substantially all restrictive covenants, eliminate certain events of default, modify or eliminate certain other provisions, subordinate the lien on the collateral securing the Old Notes (in the event the Total Collateral Release does not occur), and permit release of certain guarantors from their guarantees of the Old Notes and such guarantors’ assets from the lien securing the Old Notes. If consents from holders representing at least 66.67% of the Old Notes (the "Total Collateral Release Requisite Consents") are received, all the collateral securing the Old Notes will be released. Holders may not tender their Old Notes pursuant to the Exchange Offer without delivering a consent with respect to such Old Notes tendered pursuant to the Consent Solicitation, and holders may not deliver a consent pursuant to the Consent Solicitation without tendering the related Old Notes pursuant to the Exchange Offer.

The consummation of the Exchange Offer is not subject to, or conditioned upon, any minimum amount of Old Notes being tendered pursuant to the Exchange Offer, the receipt of the Majority Noteholder Consents, the consummation of the Term Loan Exchange Offer or the receipt of any consents to the proposed amendments to the Old Term Loan Credit Agreement. The consummation of the Term Loan Exchange Offer is not conditioned on the consummation of the Exchange Offer. The Issuer reserves the right in its sole and absolute discretion, to consummate the Exchange Offer in the event the Issuer does not receive Majority Noteholder Consents. The Exchange Offer and the Consent Solicitation may be amended, extended, terminated or withdrawn by the Issuer, in its sole and absolute discretion, at any time and for any reason. However, the Exchange Offer may not be amended, modified or waived in a manner that would remove or materially impair the value of the Additional Specified Subsidiary Guarantees, the Additional Specified Subsidiary Collateral or the Operating Specified Subsidiary Equity Pledge without extending the Withdrawal Deadline.

The Offer begins today, February 27, 2024, and will expire at 5:00 p.m., New York City time, on March 26, 2024 (the "Expiration Time"), unless such time is extended as required by law or otherwise by the Issuer in its sole discretion or earlier terminated.

Concurrently with the Exchange Offer, the Issuer is also offering lenders under its senior secured term loans (the "Old Term Loans") borrowed under its credit agreement dated as of September 26, 2019 (the "Old Term Loan Credit Agreement"), to exchange their Old Term Loans for new senior secured term loans (the "New Term Loans") issued under a new credit agreement (such exchange, the "Term Loan Exchange Offer"), and in connection therewith deliver consents for certain proposed amendments to the Old Term Loan Credit Agreement. The consummation of the Term Loan exchange is conditioned on participation from at least 50% in principal amount of the Old Term Loans, but is not conditioned on the consummation of the Exchange Offer.

Only holders who have duly completed and submitted an eligibility letter (which may be found at www.dfking.com/cumulus) will be authorized to receive the Offering Memorandum and related letter of transmittal (the "Exchange Offer Documents") and participate in the Exchange Offer. The eligibility letters will include certifications that the holder is either (1) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 (the "Securities Act") or (2) a non-"U.S. person" (as defined in Rule

902 under the Securities Act) located outside of the United States who is (i) not acting for the account or benefit of a U.S. person, (ii) a "non-U.S. qualified offeree" (as defined in the Exchange Offer Documents), and (iii) not a resident in Canada.

D.F. King & Co., Inc. will act as the Information Agent and the Exchange Agent for the Exchange Offer. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to D.F. King & Co., Inc. at (800) 431-9643 (toll free) or (212) 269-5550 (collect) or cumulus@dfking.com (email). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The New Notes have not been and will not be registered under the Securities Act or the securities laws of any state, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The Exchange Offer is being made solely by the Offering Memorandum. The Exchange Offer is not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Forward-looking statements

Certain statements in this release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives, including with regard to returning capital to shareholders. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the Issuer’s ability to consummate the Exchange Offer and the Consent Solicitation and/or the Term Loan Exchange Offer, the Company’s ability to generate sufficient cash flows to service debt and other obligations and ability to access capital, including debt or equity, and the Company’s ability to achieve the benefits contemplated by the Exchange Offer and the Consent Solicitation and/or the Term Loan Exchange Offer. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600